UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 25, 2026

ASTRANA HEALTH, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37392	95-4472349
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1668 S. Garfield Avenue, 2nd Floor, Alhambra, California 91801

(Address of Principal Executive Offices) (Zip Code)

(626) 282-0288

Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ASTH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 25, 2026, Glenn Sobotka, the Chief Accounting Officer and principal accounting officer of Astrana Health, Inc. (the “Company”), and the Company agreed that Mr. Sobotka will retire from his positions with the Company effective as of August 7, 2026. Mr. Sobotka’s retirement is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

John Vong, who has been appointed as Senior Vice President – Accounting effective July 1, 2026, will succeed Mr. Sobotka as the Company’s principal accounting officer, effective as of August 7, 2026. Mr. Vong, 52, has previously served as the Company’s Group Vice President, Accounting since March 2025. Prior to that, Mr. Vong served as the Company’s Chief Accounting Officer and principal accounting officer from November 2022 to March 2025 and as its Vice President of Finance and Accounting from July 2022 to November 2022. Prior to joining the Company, Mr. Vong served as Vice President of Finance and Accounting at Prospect Medical Systems, Inc. from February 2016 to July 2022. Mr. Vong began his career as a certified public accountant with RSM. Mr. Vong received a Bachelor of Science degree in Business Administration from the University of California, Riverside and a Master of Business Administration degree from the University of California, Irvine.

Effective as of July 1, 2026, Mr. Vong’s annual base salary will increase to $320,000. Mr. Vong’s target bonus opportunity as a percentage of his annual base salary for 2026 pursuant to his employee agreement remains unchanged.

There is no arrangement or understanding between Mr. Vong or any other person pursuant to which he was selected as principal accounting officer of the Company, and there are no family relationships between Mr. Vong and any of the Company’s directors or executive officers. There are no transactions to which the Company is a party and in which Mr. Vong has a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASTRANA HEALTH, INC.

Date: July 1, 2026	By:	/s/ Brandon K. Sim
	Name:	Brandon K. Sim
	Title:	Chief Executive Officer and President